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                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
             (Exact name of registrant as specified in its charter)

         Delaware                   0-23108                     Not required
         --------                   -------                     ------------
 (State of organization)     (Commission File Number)         (I.R.S. Employer
                                                             Identification No.)
c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                                       19720
--------------------                                       -----
(Address of principal                                    (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                           Name of each exchange
Title of each class                                        on which each class
to be so registered                                        is to be registered
-------------------                                        -------------------
       None                                                        None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2000-1 Floating Rate Class A Credit Card Pass-Through Certificates Series 2000-1 Floating Rate Class B Credit Card Pass-Through Certificates
                                (Title of Class)





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Item 1.    Description of Registrant's Securities to be Registered.
           -------------------------------------------------------

                  Item 1 incorporates by reference the "Description of the Investor Certificates" on pages 15 to 28 of the Prospectus dated January 20, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263) and "The Certificates" on pages S-21 to S-33 of the Prospectus Supplement dated January 20, 2000 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-62263).

Item 2.    Exhibits

                  Exhibit 4.1 (a)  Pooling and Servicing Agreement, dated as of October 1, 1993, between Greenwood Trust
                                   Company as Master Servicer, Servicer and
                                   Seller and U.S. Bank National Association
                                   (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

                  Exhibit 4.1 (b)  First Amendment to Pooling and Servicing
                                   Agreement, dated as of August 15, 1994,
                                   between Greenwood Trust Company as Master
                                   Servicer, Servicer and Seller and U.S. Bank
                                   National Association (formerly First Bank
                                   National Association, successor trustee to
                                   Bank of America Illinois, formerly
                                   Continental Bank, National Association) as
                                   Trustee (incorporated by reference to Exhibit
                                   4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

                  Exhibit 4.1 (c)  Second Amendment to Pooling and Servicing
                                   Agreement, dated as of February 29, 1996, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                                   4.4 of Discover Card Master Trust I's Current



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                                   Report on Form 8-K, dated April 30, 1996 and
                                   filed on May 1, 1996, File No. 0-23108).

                  Exhibit 4.1 (d)  Third Amendment to Pooling and Servicing
                                   Agreement, dated as of March 30, 1998,
                                   between Greenwood Trust Company as Master
                                   Servicer, Servicer and Seller and U.S. Bank
                                   National Association (formerly First Bank
                                   National Association, successor trustee to
                                   Bank of America Illinois, formerly
                                   Continental Bank, National Association) as
                                   Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

                  Exhibit 4.1 (e)  Fourth Amendment to Pooling and Servicing
                                   Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit
                                   4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

                  Exhibit 4.2 Series Supplement, dated as of January 27, 2000, between Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to
                                   Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated January 27,
                                   2000).

                  Exhibit 99.1 Prospectus Supplement dated January 20, 2000 and Prospectus dated January 20, 2000 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2000-1.



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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Discover Card Master Trust I
                                            (Registrant)

                                            By:  Greenwood Trust Company
                                            (Originator of the Trust)


Dated:  January 27, 2000                    By: /s/ John J. Coane
                                                -----------------------
                                                John J. Coane
                                                Vice President, Chief
                                                Accounting Officer and Treasurer




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                                  EXHIBIT INDEX


    Exhibit No.                                                                 Page
    -----------                                                                 ----

      4.1 (a)    Pooling and Servicing Agreement, dated as of October 1,
                 1993, between Greenwood Trust Company as Master Servicer,
                 Servicer and Seller and U.S. Bank National Association
                 (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental
                 Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                 Registration Statement on Form S-1 (Registration No.
                 33-71502), filed on November 10, 1993).

      4.1 (b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Greenwood Trust Company as
                 Master Servicer, Servicer and Seller and U.S. Bank National
                 Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                 Continental Bank, National Association) as Trustee
                 (incorporated by reference to Exhibit 4.4 of Discover Card
                 Master Trust I's Current Report on Form 8-K, dated August 1,
                 1995 and filed on August 10, 1995, File No. 0-23108).

      4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Greenwood Trust Company as
                 Master Servicer, Servicer and Seller and U.S. Bank National
                 Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                 Continental Bank, National Association) as Trustee
                 (incorporated by reference to Exhibit 4.4 of Discover Card
                 Master Trust I's Current Report on Form 8-K, dated April 30,
                 1996 and filed on May 1, 1996, File No. 0-23108).



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      4.1 (d)    Third Amendment to Pooling and Servicing Agreement, dated
                 as of March 30, 1998, between Greenwood Trust Company as Master
                 Servicer, Servicer and Seller and U.S. Bank National
                 Association (formerly First Bank National Association,
                 successor trustee to Bank of America Illinois, formerly
                 Continental Bank, National Association) as Trustee
                 (incorporated by reference to Exhibit 4.1(d) of Discover Card
                 Master Trust I's Registration Statement on Form 8-A filed April
                 13, 1998, File No. 0-23108).

      4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Greenwood Trust Company as Master
                 Servicer, Servicer and Seller and U.S. Bank National
                 Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                 Continental Bank, National Association) as Trustee
                 (incorporated by reference to Exhibit 4.1 of Discover Card
                 Master Trust I's Current Report on Form 8-K dated November 30,
                 1998, File No. 0-23108).

      4.2        Series Supplement, dated as of January 27, 2000, between
                 Greenwood Trust Company as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2000-1, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to Exhibit
                 4.1 of Discover Card Master Trust I's Current Report on Form
                 8-K, dated January 27, 2000).

      99.1 Prospectus Supplement dated January 20, 2000 and Prospectus dated January 20, 2000 with respect to the Floating Rate Class
                 A Credit Card Pass-Through Certificates and the Floating Rate
                 Class B Credit Card Pass-Through Certificates of Discover Card
                 Master Trust I, Series 2000-1.


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